Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 8-K/A of InPhonic, Inc. of our report dated July 12, 2005 relating to the financial statements of VMC Satellite, Inc which appear in the form 8-K/A.

/s/ Reznick Group, P.C.

July 12, 2005

Bethesda, Maryland